JOINT FILING AGREEMENT




         The undersigned agree, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, to jointly file with the Securities and Exchange Commission, on behalf of the undersigned, a Schedule 13D, and any subsequent amendments thereto, relating to our ownership of Common Stock of Rheometric Scientific, Inc.


Date:  March 16, 2000                       ANDLINGER CAPITAL XXVI LLC


                                            By: /s/ Stephen A. Magida
                                                -----------------------
                                            Name:  Stephen A. Magida
                                            Title: Manager


                                            GERHARD R. ANDLINGER


                                             /s/ Gerhard R. Andlinger
                                            ---------------------------


                                            STEPHEN A. MAGIDA


                                             /s/ Stephen A. Magida
                                            ---------------------------


                                            MERRICK G. ANDLINGER


                                             /s/ Merrick G. Andlinger
                                            ---------------------------


                                            ROBERT M. CASTELLO


                                             /s/ Robert M. Castello
                                            ---------------------------


                                            GERHARD R. ANDLINGER


                                             /s/ Gerhard R. Andlinger
                                            ---------------------------